                                                                  Exhibit 2.1(a)

                         F I R S T   A M E N D M E N T

                                       TO

Agreement and Plan of Reorganization Amended and Restated as of March 11, 1996 by and among The Fortress Group, Inc., Buffington Acquisition, Inc., Buffington Holdings, Inc., Buffington Homes, Inc., Buffington Homes - San Antonio, Inc., Buffington Development, Inc., Elements, Inc., Craft Homebuilders, Inc., Thomas Buffington, Edward Kirkpatrick, and James Giddons (the "Agreement and Plan of Reorganization").

     The Agreement and Plan of Reorganization is hereby amended by amending Annex II and Annex III thereto to read as follows:

                                   "ANNEX II

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                   AMENDED AND RESTATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                          BUFFINGTON ACQUISITION, INC.
                             BUFFINGTON HOMES, INC.
                                      AND
                         THE STOCKHOLDERS NAMED THEREIN

                    CONSIDERATION TO BE PAID TO STOCKHOLDERS


                                     Part I
                                     ------

                                    SUMMARY

     Aggregate consideration to be paid to STOCKHOLDERS:


          1,897,897 shares of Fortress Common Stock.

          Cash:  $1,129,000


Consideration to be paid to each STOCKHOLDER:
- --------------------------------------------



                         Shares of Fortress
Stockholder                 Common Stock        Cash
- -----------------------  ------------------  ----------

Thomas B. Buffington             948,949     $  564,500
Edward A. Kirkpatrick            474,474     $  282,250
James M. Giddens                 474,474     $  282,250
                               ---------     ----------
Totals:                        1,897,897     $1,129,000


                                    ANNEX II

                                  (continued)

                                    PART II

     Aggregate consideration to be paid to each Founding Company:


                    Shares of Fortress  Shares of Fortress   Cash
Founding Company       Common Stock      Preferred Shares    (000)
- ------------------  ------------------  ------------------  ------
Buffington                   1,897,897                      $1,129
Christopher                  1,691,227                         179
Genesee                      1,729,495           20,000        695
Solaris                        915,256                       3,876
                             ---------        ----------    ------
        Totals:              6,233,875                      $5,879



                                   ANNEX III

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                   AMENDED AND RESTATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                          BUFFINGTON ACQUISITION, INC.
                             BUFFINGTON HOMES, INC.
                                      AND
                         THE STOCKHOLDERS NAMED THEREIN

          STOCKHOLDERS AND STOCK OWNERSHIP OF THE FORTRESS GROUP, INC.
                               (Prior to Closing)


Stockholders                            Number of Shares
- ------------                            ----------------

Charles F. Smith and Family Trusts          678,748

Patricia Donnelly                           651,585

James J. Martell, Jr.                       624,423

Brian J. McGregor                           128,787

James McEneaney                              50,812

Michael P. Kahn & Pepi A. Kahn               50,812
Co-Trustees

James M. Pirrello                            40,650

Brian Buchanan                                4,683
                                        --------------
        Total                             2,230,500"

     IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT on this 15th day of May, 1996.


                           THE FORTRESS GROUP, INC.
ATTEST:


_________________________  By __________________________________
                                James J. Martell, Jr., President

                           BUFFINGTON ACQUISITION, INC.
ATTEST:


_________________________  By __________________________________
                                James J. Martell, Jr., President

                           BUFFINGTON HOLDINGS, INC.
ATTEST:


_________________________  By __________________________________
                                Thomas B. Buffington, President

                           BUFFINGTON HOMES, INC.
ATTEST:


_________________________  By __________________________________
                                Thomas B. Buffington, President

                           BUFFINGTON HOMES - SAN ANTONIO, INC.
ATTEST:


_________________________  By _________________________________
                                Thomas B. Buffington, President

                           BUFFINGTON DEVELOPMENT, INC.
ATTEST:


_________________________  By _________________________________
                                Thomas B. Buffington, President

                           ELEMENTS!, INC.
ATTEST:


_________________________  By _________________________________
                                Thomas B. Buffington, President

                           CRAFT HOMEBUILDERS, INC.
ATTEST:


_________________________  By _________________________________
                                Thomas B. Buffington, President


                STOCKHOLDERS


                ___________________________________
                    Thomas Buffington



                ___________________________________
                    Edward Kirkpatrick



               ____________________________________
                    James Giddens